AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 2005

                          Registration No. 333-________



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933



                                EVOLVE ONE, INC.
            (Exact name of registration as specified in its charter)



                  Delaware                                13-3876100
        (State or other jurisdiction                   (I.R.S. Employer
      of incorporation or organization                Identification No.)



                        1000 Clint Moore Road, Suite 101
                            Boca Raton, Florida 33487
                                 (561) 988-0819
          (Address and Telephone Number of Principal Executive Offices)



                                EVOLVE ONE, INC.
                          2005 EQUITY COMPENSATION PLAN
                   STOCK OPTION AGREEMENT WITH IRWIN HOROWITZ
                            (Full Title of the Plans)


                                   Copies to:

                                 Irwin Horowitz
                                President and CEO
                                Evolve One, Inc.
                        1000 Clint Moore Road, Suite 101
                            Boca Raton, Florida 33487
                                 (561) 988-0819

                         CALCULATION OF REGISTRATION FEE


                                          Proposed     Proposed
                                          maximum      maximum
                                          offering     aggregate     Amount of
Title of securities         Amount to     price per    offering     registration
 to be registered         be registered    share        price           fee
________________________________________________________________________________

Common Stock, $.00001
par value per share (1)    105,000,000      $0.17     $17,850,000     $2,200.00

________________________________________________________________________________

(1) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act, and is calculated upon the average of the bid and asked prices of the securities on the Over-the-Counter Bulletin Board on June 14, 2005.

         Pursuant to Rule 416, there are also being registered such additional number of shares of common stock as may be issuable as a result of the anti-dilution provisions of the debentures and warrants.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        This registration statement relates to two separate prospectuses.


         Items 1 and 2 of this Part I, and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Form S-8, constitute the first prospectus relating to issuances to our employees, directors, consultants and others of up to 100,000,000 shares of common stock pursuant to our 2005 Equity Compensation Plan (the "Plan"). Pursuant to the requirements of Form S-8 and Rule 428, we will deliver or cause to be delivered to Plan participants any required information as specified by Rule 428(b)(1). We are also including a separate plan option agreement issued to Irwin Horowitz, our current Chief Executive Officer (the "Option"). The second prospectus, referred to as the reoffer prospectus, relates to the reoffer or resale of any shares that are deemed to be control securities or restricted securities under the Securities Act of 1933, which includes the reoffer of a certain number of shares underlying the Options.

                                   PROSPECTUS

ITEM 1.  PLAN INFORMATION
-------------------------

         On May 6, 2005, our Board of Directors initially authorized and approved the Evolve One, Inc. 2005 Equity Compensation Plan (the "Plan"). We have reserved a total of 100,000,000 shares of our common stock for issuance upon the exercise of options and the grant of other awards under the Plan. Awards under the Plan must be issued only for bona fide services and may not be issued under the Plan for services in connection with the offer and sale of securities in a capital raising or capital promoting transaction.

         Shares may be awarded under the Plan pursuant to individually negotiated compensation contracts as determined and/or approved by the Board of Directors or compensation committee. The eligible participants include directors, officers, employees and non-employee consultants and advisors. There is no limit as to the number of shares that may be awarded under the Plan to a single participant. We anticipate that a substantial portion of the shares to be issued under the Plan will be issued as compensation to our employees, directors, technical consultants and advisors who provide services to us.

         The Plan itself does not require restrictions on the transferability of shares issued thereunder. However, such shares may be restricted as a condition to their issuance where the Board of Directors deems such restrictions appropriate. Shares issued under awards made to our officers, directors and affiliates become control shares, the resale of which may be covered by this prospectus. The Plan is not subject to the Employee Retirement Income Securities Act of 1974 ("ERISA"). Restricted shares awarded under the Plan are intended to be fully taxable to the recipient as earned income.

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

ITEM 2.  COMPANY INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
-----------------------------------------------------------------

         We will provide to Plan participants, without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. These documents are incorporated by reference in the Section 10(a) prospectus. We will also provide without charge, upon written or oral request, all other documents required to be delivered to recipients pursuant to Rule 428(b). Any and all such requests shall be directed to the Company at is principal office at 1000 Clint Moore Road, Suite 101, Boca Raton, Florida 33487, attention: President.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the shares of common stock issuable under the terms of the Plan shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.


         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.



                  The date of this Prospectus is June 16, 2005.

                               REOFFER PROSPECTUS

                                EVOLVE ONE, INC.

                       105,000,000 SHARES OF COMMON STOCK
                               ($.00001 PAR VALUE)

         This prospectus forms a part of a registration statement, which registers an aggregate of 100,000,000 shares of common stock issued or issuable from time-to-time under the Evolve One, Inc. 2005 Equity Compensation Plan. The Plan covers the issuance of 100,000,000 common shares. In addition to the shares of common stock issued or issuable under the Plan, there is also covered by this Reoffer Prospectus 5,000,000 shares of common stock underlying an option ("Option") issued to Irwin Horowitz, a present member of our management.

         Evolve One, Inc. is referred to in this prospectus as "Evolve One," the "Company," "we," "us" or "our." The 100,000,000 shares issued directly or underlying options covered by this prospectus are referred to as the "shares." Persons who are issued shares underlying options or directly are sometimes referred to as the "selling security holders."

         This prospectus also covers the resale of shares by persons who are our "affiliates" within the meaning of federal securities laws. Affiliated selling security holders may sell all or a portion of the shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices, but which may not exceed 1% of our outstanding common stock in any three-month period.

         We will not receive any proceeds from sales of shares by selling security holders.

         These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.


                  The date of this prospectus is June 16, 2005.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Commission are incorporated herein by reference and made a part hereof:

         - Form 10-QSB Quarterly Report filed on June 7, 2005;

         - Form 8-K Current Report filed on May 2, 2005;

         - Form 8-K Current Report filed on April 15, 2005;

         - Form 8-K Current Report filed on April 11, 2005; and

         - Annual Report on Form 10-KSB filed on March 31, 2005.

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Evolve One, Inc., 1000 Clint Moore Road, Suite 101, Boca Raton, Florida 33487.

                                   THE COMPANY

         Evolve One is a diversified holding company that develops and operates Internet and direct retail marketing companies. The Evolve One Group includes wholly owned subsidiaries, StogiesOnline.com, Inc. ("Stogies") www.CigarCigar.com, Auctionstore.com Inc. ("Auctionstore") www.Auctionstore.com, A1Discount Perfume, Inc. ("A1 Discount Perfume") www.A1DiscountPerfume.com and International Internet Venture I, LLC ("Ventures"). Evolve One, through its Ventures division, owns an equity interest in several companies, which are classified as available-for-sale securities. The Company was incorporated in Delaware on June 21, 1994.

         Evolve One's original business was operated as a developmental stage company in Mr. Cigar, Inc. ("Cigar"), in which the company previously owned a majority interest. Cigar was in the business of licensing, selling and/or operating cigar vending machines. The Company opened its StogiesOnline.com Internet site in November 1998. As a result of the success of the StogiesOnline website, the Company refocused its resources in 1999 into the Internet cigar sales market and other specialty goods. Evolve One sold the vending equipment and business of Cigar in December 1999. On July 22, 2004, the Company created a new wholly owned subsidiary, Auctionstore.com, a Florida Corporation. The Company is now focusing its resources on AuctionStore.com, which is an eBay(R) Trading Assistant and Internet- based seller of consigned merchandise, whose primary medium of sales is eBay(R). On December 31, 2004, the Company discontinued operations of A1Discount Perfume Inc. and subsequently determined to phase out the operations of Cigar.

             RISK FACTORS AFFECTING OUR FUTURE RESULTS OF OPERATIONS

         Our future results of operations involve a number of risks and uncertainties. The following paragraphs discuss a number of risks that could impact the Company's financial condition and results of operations.

WE HAVE AN ACCUMULATED DEFICIT

         The consolidated financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses since its inception, and has an accumulated deficit of $6,830,519 as of March 31, 2005. The Company's operations have been financed primarily through the issuance of equity and debt. The Company may be required to seek additional capital to continue operations. As a result, there is substantial doubt about the Company's ability to continue as a going concern. For the year ended December 31, 2004, the Company had a loss from continuing operations of approximately $1,314,000 and cash used in operations of approximately $569,000. The Company's forecast for fiscal year 2005 anticipates a reduction in cash used for operations. The Company had an additional loss of $298,006 for the three months ended March 31, 2005. At March 31, 2005 the Company had approximately $76,465 of cash and cash equivalents.

         The Company's ability to grow revenues, achieve cost savings or raise sufficient additional capital will be necessary to service existing indebtedness. The Company cannot assure that it will be able to raise additional working capital to fund these anticipated deficits. Further, there can be no assurance that even if such additional capital is obtained or the planned cost reductions are implemented, that the Company will achieve profitability or positive cash flow. The Company's continued existence is dependent upon its ability to raise capital and to market and sell its services successfully. The financial statements do not include any adjustments to reflect future effects on the recoverability and classification of assets or amounts and classification of liabilities that may result from the outcome of this uncertainty.

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH YOU CAN EVALUATE OUR BUSINESS AND PROSPECTS

         Our Company was founded in 1997 and was incorporated in Delaware in 1994. We have only a limited operating history on which you can base an evaluation of our past business and future prospects. As an online commerce Company still relatively early in our development, we face substantial risks, uncertainties, expenses and difficulties. To address these risks and uncertainties, our Company and our subsidiaries must do the following:

         o  maintain and increase the number of users of our service;

         o  maintain and grow customer support operations at a reasonable rate;

         o  maintain and enhance our brands;

         o develop and upgrade our technology and information processing systems;

         o enhance and expand our service to meet the changing requirements of our users;

         o  provide superior customer service;

         o  remain attractive to potential partners; primarily eBay(R);

         o  respond to competitive developments; and

         o  attract, integrate, retain and motivate qualified personnel.

We may be unable to accomplish one or more of these goals, which could cause our business to suffer. In addition, accomplishing one or more of these goals might be very expensive, which could harm our financial results.

UNAUTHORIZED BREAK-INS OR OTHER ASSAULTS ON OUR SERVICE COULD HARM OUR BUSINESS

         Our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data, public release of confidential data or the inability to complete customer transactions. In addition, unauthorized persons may improperly access our data. These and other types of attacks could harm us. Actions of this sort may be very expensive to remedy and could damage our reputation and discourage new and existing customers from using our service.

WE ARE DEPENDENT ON THE CONTINUED GROWTH OF ONLINE COMMERCE

         The business of selling goods over the Internet is relatively new. Rapid growth in the use of and interest in the Internet and online services is a recent phenomenon. Even as the Internet is accepted, concerns about fraud, privacy and other problems may mean that a broad base of consumers may not adopt the Internet as a medium of commerce. If these consumers prove to be less active and we are unable to gain efficiencies in our operating costs, including our cost of acquiring new customers, our business could be adversely impacted.

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

THE COMPANY'S REVENUES AND OPERATING RESULTS CAN BE UNPREDICTABLE.

OUR OPERATING RESULTS MAY FLUCTUATE

         Our operating results have varied on our operating history. Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside our control.

         Factors that may affect our operating results include the following:

         o our ability to attract new users who will allow us to list Goods for sale and to maintain customer satisfaction;

         o our ability to keep our websites operational and to manage the number of Goods listed by our service;

         o the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our business, operations and infrastructure;

         o the introduction of new services and products by us or our competitors;

         o  volume, size, timing and completion rate of sales on our websites;

         o  consumer confidence in our selling transactions and service;

         o our ability to upgrade and develop our systems and infrastructure to accommodate growth;

         o  technical difficulties or interruptions;

         o our ability to attract new personnel in a timely and effective manner;

         o  our ability to retain key employees;

         o  our ability to integrate and manage any acquisitions successfully;

         o  our ability to expand our product offerings successfully;

         o the timing, cost and availability of advertising in traditional media;

         o the timing of payments to us and of marketing and other expenses under existing and future contracts;

         o  consumer trends and popularity of some Goods;

         o  the success of our brand building and marketing campaigns;

         o  the level of use of the Internet and online services;

         o increasing consumer acceptance of the Internet and other online services for commerce and, in particular, the trading of products such as those listed on our websites; and

         o general economic conditions and economic conditions specific to the Internet and e-commerce industries.

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OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT FOR US TO FORECAST THE LEVEL OR
SOURCE OF OUR REVENUES OR EARNINGS ACCURATELY.

         We believe that period-to-period comparisons of our operating results may not be meaningful, and you should not rely upon them as an indication of future performance. Our operating results in one or more future quarters may fall below the expectations of securities analysts and investors. In that event, the trading price of our common stock would almost certainly decline.

COMPETITION WITHIN THE ONLINE AUCTION BUSINESS IS INTENSE.

         The market for person-to-person trading over the Internet is new, rapidly evolving and intensely competitive, and we expect competition amongst eBay(R) sellers to intensify further in the future. Barriers to entry are relatively low, and current and new competitors can launch at a relatively low cost using commercially available software. We currently or potentially compete with a number of other companies. Our direct competitors include iSold It, QuikDrop, AuctionWagon, NuMarkets and AuctionDrop.com. Competitive pressures created by anyone of these companies, or by them collectively, could have a material adverse effect on our results of operations and financial condition. Many current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing, technical and other resources than us. In addition, other online trading services may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well- financed companies as use of Internet and other online services increases. Therefore, certain competitors may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies or may try to attract traffic by offering services for free and devote substantially more resources to Web site and systems development than Us. Increased competition may result in reduced operating margins, loss of market share and diminished value in our brand. There can be no assurance that we will be able to compete successfully against current and future competitors. Further, as a strategic response to changes in the competitive environment, we may, from time to time, make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on our business, results of operations or financial condition. New technologies and the expansion of existing technologies may increase the competitive pressures on us by enabling our competitors to offer a lower-cost service.

OUR FAILURE TO MANAGE GROWTH COULD HARM US

         We expect to experience a period of expansion in our headcount, facilities and infrastructure, and we anticipate that further expansion will be required to address potential growth in our customer base and our number of listings as well as our expansion into new geographic areas, types of goods and possibly alternative methods of sale. Any expansion we expect will place a significant strain on our management, operational and financial resources. The areas that are put under strain by our growth include the following:

         o Customer Support. We will need to expand our customer support operations to accommodate the increased number of customers and transactions. If we are unable to provide these operations in a cost-effective manner, customers of our service may have negative experiences, and current and future revenues could suffer, or our margins may decrease.

         o Customer Accounts. Our revenues are dependent on prompt and accurate billing processes. If we are unable to grow our transaction processing abilities to accommodate the increasing number of transactions that must be billed, our ability to collect revenue will be harmed.

         We expect to hire, train and manage new employees at a rapid rate. The majority of our employees will have been with us less than one year and we expect that our rate of hiring will continue at

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a very high pace. If our new hires perform poorly, or if we are unsuccessful in hiring, training and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to improve our transaction processing, operational and financial systems, procedures and controls. This is a special challenge as we acquire new operations with different systems. Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. We may be unable to hire, train, retain and manage required personnel or to identify and take advantage of existing and potential strategic relationships and market opportunities.

WE HAVE LIMITED EXPERIENCE IN MANAGING AND ACCOUNTING ACCURATELY FOR LARGE AMOUNTS OF CUSTOMER FUNDS. OUR FAILURE TO MANAGE THESE FUNDS PROPERLY WOULD HARM OUR BUSINESS.

         Our ability to manage and account accurately for customer funds requires a high level of internal controls. We have neither an established operating history nor proven management experience in maintaining, over a long term, these internal controls. As our business continues to grow, we must strengthen our internal controls accordingly. Our success requires significant public confidence in our ability to handle large and growing transaction volumes and amounts of customer funds. Any failure to maintain necessary controls or to manage accurately customer funds could diminish customer use of our product severely.

WE MAY NOT BE PROFITABLE

         We believe that our profitability will depend in large part on our ability to do the following:

         o manage the costs of our business, including the costs associated with maintaining and developing our services, customer support and expansion;

         o  increase our brand name awareness; and

         o  provide our customers with superior selling experiences.

         We are going to be investing heavily in marketing and promotion, customer support, to further development our brand. The costs of these investments are expected to remain significant into the future. In addition, many of our investments in these areas may have significant ongoing contractual commitments in some of these areas. As a result, we may be unable to adjust our spending rapidly enough to compensate for any unexpected revenue shortfall, which may harm our profitability. The existence of several larger and more established companies as well as newer companies, many of whom charge lower rates for others who are facilitating trading through other pricing formats (e.g., fixed price, reverse auction, group buying, etc.) may limit our ability to raise user commissions in response to declines in profitability. In addition, we are spending in advance of anticipated growth, which may also harm our profitability. In view of the rapidly evolving nature of our business and our limited operating history, we believe that period-to-period comparisons of our operating results are not necessarily meaningful.

THE COMPANY'S FUTURE STRATEGY MAY INCLUDE PURSUING ACQUISITIONS THAT MAY NOT BE SUCCESSFUL.

         The Company's future strategy may include pursuing acquisitions that may not be successful. Acquisitions involve a number of operational risks that the acquired business will not be successfully integrated, may distract management attention, may involve unforeseen costs and liabilities, and possible regulatory costs, some or all of which could have a materially adverse effect on the Company's financial condition or results of operations. The Company may make these additional acquisitions with cash or with stock, or a combination thereof. If the Company does make any such acquisitions, various associated risks may be encountered, including potential dilution to the Company's then current shareholders, as a result of additional shares of common stock being issued in connection with the acquisitions.

WE CURRENTLY OWN MARKETABLE EQUITY SECURITIES HELD FOR INVESTMENT WHICH COULD MAKE IT AN "INVESTMENT COMPANY." THE CARRYING VALUE OF THOSE SECURITIES COULD BE SUBSTANTIALLY REDUCED OR WRITTEN OFF IN FUTURE PERIODS AS A RESULT OF A DISPUTE REGARDING THOSE SECURITIES.

         The Investment Company Act of 1940 restricts the operations of companies that are deemed to be an "investment company." Previously, we have made an investment in SGD Holdings, Inc. Based upon the current carrying value of these investment securities at December 31, 2004 we could be deemed to be an inadvertent investment company. As set forth in our annual and quarterly filings with the SEC the number of shares of SGD Holdings, Inc. owned by us is in dispute. It is not our intention, however, to become an investment company and thereby be subject to the Investment Company Act of 1940. If, however, we should inadvertently become subject to the Investment Company Act of 1940 and if we should fail to comply with the requirements of that act, we would be prohibited from engaging in business or selling our securities, and could be subject to civil and criminal actions for doing so. Any failure to comply with the Investment Company Act would therefore seriously harm our business.

OUR BUSINESS MAY BE HARMED BY THE ERRONEOUS LISTING OR SALE OF ILLEGAL GOODS

         The law relating to the liability of providers of online sales services for the activities of their customers is currently unsettled. We are aware that certain goods, such as firearms, other weapons, adult material, tobacco products, alcohol and other goods that may be subject to regulation by local, state or federal authorities. In order to reduce our exposure to this liability, we have prohibited the listing of certain Goods and designated specific personnel to review questionable Goods. In the future, we may implement other protective measures that could require us to spend substantial resources and/or to reduce revenues by discontinuing certain service offerings. Any costs incurred as a result of liability or asserted liability relating to the sale of unlawful goods or the unlawful sale of goods, could harm our business. Any negative publicity from erroneous listings could damage our reputation and diminish the value of our brand name. It also could make users reluctant to continue to use our services.

OUR BUSINESS MAY BE HARMED BY COPYRIGHT INFRINGEMENT

         We anticipate we will receive in the future, communications alleging that certain Goods listed or sold through our service infringe third-party copyrights, trademarks and trade names or other intellectual property rights. Although we will seek to work actively with the content community to eliminate infringing listings, some content owners may express the view that our efforts are insufficient. Content owners have been active in defending their rights against online companies, including eBay(R). Allegations of infringement of third-party intellectual property rights may in the future result in litigation against us. Such litigation could be costly for us, could result in increased costs of doing business through adverse judgment or settlement, could require us to change our business practices in expensive ways, or could otherwise harm our business. Litigation against other online companies could result in interpretations of the law that could also require us to change our business practices or otherwise increase our costs.

OUR BUSINESS MAY BE HARMED BY THE LISTING OR SALE OF PIRATED OR COUNTERFEIT
GOODS

         We anticipate that in the future we will unknowingly receive counterfeit or pirated merchandise, which may be offered by our listing service. Selling counterfeit merchandise may result in costly litigation. Such litigation could be costly for us, result in increased costs of doing business through adverse judgment or settlement, require us to change our business practices in expensive ways, or otherwise harm our business. Litigation against other online companies could result in interpretations of the law that could also require us to change our business practices or otherwise increase our costs.

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

OUR BUSINESS MAY BE HARMED BY FRAUDULENT ACTIVITIES

         Our future success will depend largely upon our staff to reliably deliver and accurately represent goods and buyers paying the agreed purchase price. We anticipate that occasionally, we will not receive the purchase price that was to have been exchanged. In some cases individuals have been arrested and convicted for fraudulent activities using eBay(R). While we can offer negative feedback, we do not have the ability to require users to make payments. In some cases we would expect to receive requests from customers requesting reimbursement or threatening or commencing legal action against us if no reimbursement is made. This sort of litigation could be costly for us, divert management attention, result in increased costs of doing business, lead to adverse judgments or could otherwise harm our business. In addition, affected users will likely complain to regulatory agencies.

SYSTEM FAILURES COULD HARM OUR BUSINESS

         Our servers have experienced system failures from time to time. Our previous website has been interrupted for periods of up to 72 hours. In addition to placing increased burdens on our outsourced engineering staff, these outages create customer questions and complaints that need to be addressed by our customer support personnel. Any unscheduled interruption in our service results in an immediate loss of revenues that can be substantial and may cause some customers to switch to competitors. If we experience frequent or persistent system failures, our reputation and brand could be permanently harmed. We have been taking steps to increase the reliability and redundancy of our system. These steps are expensive, reduce our margins and may not be successful in reducing the frequency or duration of unscheduled downtime.

SUBSTANTIALLY ALL OF OUR COMPUTER HARDWARE FOR OPERATING OUR SERVICES CURRENTLY IS LOCATED AT OUR FACILITY IN BOCA RATON, FLORIDA.

         These systems and operations are vulnerable to damage or interruption from hurricanes, floods, fires, power loss, telecommunication failures, terrorism and similar events. We do not maintain fully redundant systems or alternative providers of hosting services, and we do not carry business interruption insurance sufficient to compensate us for losses that may occur. Despite any precautions we may take, the occurrence of a natural disaster or other unanticipated problems could result in lengthy interruptions in our services. Any damage to or failure of our systems could result in interruptions in our service. Interruptions in our service will reduce our revenues and profits, and our future revenues and profits will be harmed if our customers believe that our system is unreliable.

WE MAY EXPERIENCE BREAKDOWNS IN OUR PAYMENT PROCESSING SYSTEM THAT COULD DAMAGE CUSTOMER RELATIONS AND EXPOSE US TO LIABILITY, WHICH COULD AFFECT ADVERSELY OUR ABILITY TO BECOME PROFITABLE.

         A system outage or data loss could have a material adverse effect on our business, financial condition and results of operations. To operate our business successfully, we must protect our payment processing and other systems from interruption by events beyond our control. Events that could cause system interruptions include:

         o  fire;
         o  hurricane;
         o  terrorist attacks;
         o  natural disasters;
         o  computer viruses;
         o  unauthorized entry;
         o  telecommunications failure;
         o  computer denial of service attacks; and
         o  power surges, losses and blackouts.

RISKS RELATING TO POSSIBLE FLORIDA POWER SURGES

         The State of Florida experiences chronic power surges. Although we have some emergency backup power, power surges may adversely affect our business.

EBAY(R)'S BUSINESS HAS BEEN SEASONAL

         EBay(R)'s results of operations historically have been somewhat seasonal in nature because many of their users reduce their activities on their websites during the Thanksgiving and Christmas holidays and with the onset of good weather.

WE ARE DEPENDENT ON THE CONTINUED GROWTH OF ONLINE COMMERCE

         The business of selling goods over the Internet is new and dynamic. Our future net revenues and profits will be substantially dependent upon the widespread acceptance of the Internet and online services as a medium for commerce by consumers. Rapid growth in the use of and interest in the Internet and online services is a recent phenomenon. This acceptance and use may not continue. Even if the Internet is accepted, concerns about fraud, privacy and other problems may mean that a sufficiently broad base of consumers will not adopt the Internet as a medium of commerce. Market acceptance for recently introduced services and products over the Internet is highly uncertain, and there are few proven services and products. If these consumers prove to be less active and we are unable to gain efficiencies in our operating costs, including our cost of acquiring new customers, our business could be adversely impacted.

WE ARE DEPENDENT ON KEY PERSONNEL

         Our future performance will be substantially dependent on the continued services of our senior management and other key personnel. Our future performance also will depend on our ability to retain and motivate our other key personnel. The loss of the services of any of our executive officers or other key employees could harm our business. We do not maintain any "key person" life insurance policies. Our businesses are all dependent on attracting and retaining key personnel. Our future success also will depend on our ability to attract, train, retain and motivate highly skilled technical, managerial, marketing and customer support personnel. We may be unable to successfully attract, integrate or retain sufficiently qualified personnel.

OUR MARKET IS INTENSELY COMPETITIVE

         Depending on the category or product, we currently or potentially compete with a number of sellers serving particular categories of goods as well as those serving broader ranges of goods. The Internet is a new, rapidly evolving and intensely competitive area. We expect competition to intensify in the future as the barriers to entry are relatively low, and current and new competitors can launch new sites at a nominal cost using commercially available software.

OUR BUSINESS IS DEPENDENT ON THE DEVELOPMENT AND MAINTENANCE OF THE INTERNET INFRASTRUCTURE

         The success of our service will depend largely on the development and maintenance of the Internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security, as well as timely development of complementary products, for providing reliable Internet access and services. The Internet has experienced, and is likely to continue to experience, significant growth in the numbers of users and amount of traffic. If the Internet continues to experience increased numbers of users, increased frequency of use or increased bandwidth requirements, the Internet infrastructure may be unable to support the demands placed on it. In addition, the performance of the Internet may be harmed by increased number of users or bandwidth requirements or by "viruses", "worms" and similar programs. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage as well as the level of traffic and the processing transactions on our service.

ENTERING NEW BUSINESS AREAS WILL REQUIRE SIGNIFICANT EXPENSE AND COULD STRAIN MANAGEMENT, FINANCIAL AND OPERATIONAL RESOURCES

         We intend to expand our operations by promoting new or complementary products, services or sales formats and by expanding our product or service offerings. This will require significant additional expense and could strain our management, financial and operational resources. We cannot expect to benefit in these new markets from the early-to-market advantage that we experienced in the online cigar market. Our gross margins in these new business areas may be lower than our existing business activities. In addition, we may have limited or no experience in these new business areas. We may not be able to expand our operations in a cost-effective or timely manner. Any new business that our customers do not receive favorably could damage our reputation.

WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS IF PEOPLE OR PROPERTY ARE HARMED BY THE PRODUCTS WE SELL

         As we enter new lines of business, we may increasingly sell products, such as cigar cutters, that may increase our exposure to product liability claims relating to personal injury, or property damage caused by such products. We maintain insurance, but we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, if at all. In addition, some of our vendor agreements with our suppliers do not indemnify us from product liability.

GOVERNMENT REGULATION OF INTERNET COMMERCE IS EVOLVING AND UNFAVORABLE CHANGES COULD HARM OUR BUSINESS

         We are subject to general business regulations and laws or regulations regarding taxation and access to online commerce. These laws or regulations may impede the growth of the Internet or other online services. Regulatory authorities may adopt specific laws and regulations governing the Internet or online commerce. These regulations may cover taxation, user privacy, pricing, content, copyrights, distribution, electronic contracts and characteristics and quality of products and services. Changes in consumer protection laws also may impose additional burdens on companies conducting business online, both in the US and internationally. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and online commerce. Unfavorable resolution of these issues may harm our business.

WE ARE CONTROLLED BY CERTAIN STOCKHOLDERS, EXECUTIVE OFFICERS AND DIRECTORS

         Certain stockholders own nearly 66% of our outstanding common stock. As a result, they have the ability to effectively control our Company and direct our affairs and business, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control of our Company and may make some transactions more difficult or even impossible without the support of these stockholders. Any of these events could decrease the market price of our common stock.

FUTURE SALES OF OUR COMMON STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE

         If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decline.

OUR STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE EXTREMELY VOLATILE

         The trading price of our common stock has been and is likely to be extremely volatile. Our stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

         o  actual or anticipated variations in our quarterly operating results;

         o  additions or departures of key personnel;

         o  announcements of new services by us or our competitors;

         o  changes in financial estimates by securities analysts;

         o  conditions or trends in the Internet and online commerce;

         o  changes in the market valuations of other Internet companies;

         o  developments in Internet regulation;

         o announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

         o  sales of our common stock or other securities in the open market;
            and

         o other events or factors, including these described in this "Risk Factors" section and others that may be beyond our control.

         In addition, the trading price of Internet stocks in general, and ours in particular, have experienced extreme price and volume fluctuations in recent periods. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. Notwithstanding a sharp decline in the prices of Internet stocks in general, the valuation of our stock remains extraordinarily high based on conventional valuation standards such as price-to-earnings and price-to-sales ratios. The trading price of our common stock has increased and decreased enormously from the initial offering price. This trading price and valuation may not be sustained. Negative changes in the public's perception of the prospects of Internet or e-commerce companies have in the past and may in future depress our stock price regardless of our results. Other broad market and industry factors may decrease the market price of our common stock, regardless of our operating performance. Market fluctuations, as well as general political and economic conditions, such as recession or interest rate or currency rate fluctuations, also may decrease the market price of our common stock. In the past, following declines in the market price of a company's securities, securities class-action litigation often has been instituted. Litigation of this type, if instituted, could result in substantial costs and a diversion of management's attention and resources.

THE COMPANY'S STOCK PRICE WILL FLUCTUATE AND COULD SUBJECT THE COMPANY TO LITIGATION.

         The market price of the Company's common stock may fluctuate significantly in response to a number of factors, some of which are beyond its control. These factors include:

         o  quarterly variations in operating results;

         o  changes in accounting treatments or principles;

         o  additions or departures of key personnel;

         o stock market price and volume fluctuations of publicly-traded companies in general and Internet-related companies in particular; and

         o  general political, economic and market conditions.

WE DO NOT PLAN TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

         We do not anticipate paying cash dividends to our stockholders in the foreseeable future. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize on their investment. Investors seeking cash dividends should not purchase our common stock.

THERE IS A LIMITED PUBLIC MARKET FOR THE COMPANY'S COMMON STOCK AND THERE ARE NO ASSURANCES OF A CONTINUED TRADING MARKET FOR THE COMPANY'S COMMON STOCK.

         The Company's common stock is currently quoted on the Over the Counter Market. The Company's common stock is thinly traded. There are no assurances the Company will maintain its listing. If the Company's common stock should be delisted, it is likely that the stock would then be quoted on the Pink Sheets, which would materially and adversely affect any future liquidity in the Company's common stock.

FOR ALL OF THE AFORESAID REASONS, AND OTHERS, INCLUDING THOSE SET FORTH HEREIN, THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THESE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN EVOLVE ONE AND HAVE NO IMMEDIATE NEED FOR A RETURN ON THEIR INVESTMENT.

                                EVOLVE ONE, INC.
                          2005 EQUITY COMPENSATION PLAN

INTRODUCTION
------------

         The following descriptions summarize certain provisions of our Evolve One, Inc. 2005 Equity Compensation Plan. This summary is not complete and is qualified by reference to the full text of the Plan. A copy of the Plan and the Plan, as Amended, have been filed as exhibits to the registration statement of which is prospectus is a part. Each person receiving a Plan option or stock award under the Plan should read the Plan in its entirety.

         On May 6, 2005, our Board of Directors authorized the Plan covering 100,000,000 shares of common stock. As of the date of this prospectus, awards covering 26,300,000 shares have been made under the Plan.

         The purpose of the Plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. Our Board of Directors, or a committee of the Board, will administer the Plan including, without limitation, the selection of the persons who will be awarded stock grants and granted options, the type of options to be granted, the number of shares subject to each Option and the exercise price.

         Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. In addition, the Plan allows for the inclusion of a reload option provision, which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Furthermore, compensatory stock amounts may also be issued. Additionally, deferred stock grants and stock appreciation rights may also be granted under the Plan. Any incentive option granted under the Plan must provide for an exercise price of not less than 60% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The term of each Plan option and the manner in which it may be exercised is determined by the Board of Directors or the committee, provided that no option may be exercisable more than ten years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.

         In the event the Plan is not approved by our shareholders prior to May 6, 2006, the Plan will not be invalidated, however, (i) in the absence of shareholder approval, incentive stock options may not be awarded under the Plan and (ii) any incentive stock options theretofore awarded under the Plan shall be converted into non-qualified options upon terms and conditions determined by the Board or committee to reflect, as nearly as is reasonably practicable in its sole determination, the terms and conditions of the incentive stock options being so converted.

ELIGIBILITY
-----------

         Our officers, directors, key employees and consultants are eligible to receive awards under the Plan. Only our employees are eligible to receive incentive options.

ADMINISTRATION
--------------

         The Plan will be administered by our Board of Directors or a committee established by the Board such as a compensation committee (the "Committee"). The Board of Directors or the Committee determines from time to time those of our officers, directors, key employees and consultants to whom stock grants or Plan options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the type of options to be granted, the dates such Plan options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the Plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the Board or Committee.

SHARES SUBJECT TO AWARDS
------------------------

         We have currently reserved 100,000,000 of our authorized but unissued shares of common stock for issuance under the Plan, and a maximum of 100,000,000 shares may be issued, unless the Plan is subsequently amended (subject to adjustment in the event of certain changes in our capitalization), without further action by our Board of Directors and stockholders, as required. Subject to the limitation on the aggregate number of shares issuable under the Plan, there is no maximum or minimum number of shares as to which a stock grant or Plan option may be granted to any person. Shares used for stock grants and Plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. Shares covered by Plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the Plan, although such shares may also be used by us for other purposes.

         The Plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the Plan or subject to unexercised options and in the purchase price per share under such options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the Board of Directors may declare that each option granted under the Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant shall have the right, during the period of 30 days preceding such termination, to exercise the participant's option, in whole or in part, including as to options not otherwise exercisable.

TERMS OF EXERCISE
-----------------

         The Plan provides that the options granted thereunder shall be exercisable from time to time in whole or in part, unless otherwise specified by the Committee or by the Board of Directors.

         The Plan provides that, with respect to incentive stock options, the aggregate fair market value (determined as of the time the option is granted) of the shares of common stock, with respect to which incentive stock options are first exercisable by any option holder during any calendar year shall not exceed $100,000.

EXERCISE PRICE
--------------

         The purchase price for shares subject to incentive stock options must be at least 100% of the fair market value of our common stock on the date the option is granted, except that the purchase price must be at least 110% of the fair market value in the case of an incentive option granted to a person who is a "10% stockholder." A "10% stockholder" is a person who owns (within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986) at the time the incentive option is granted, shares possessing more than 10% of the total combined voting power of all classes of our outstanding shares. The Plan provides that fair market value shall be determined by the Board or the Committee in accordance with procedures which it may from time to time establish. If the purchase price is paid with consideration other than cash, the Board or the Committee shall determine the fair value of such consideration to us in monetary terms.

         The exercise price of non-qualified options shall be determined by the Board of Directors or the Committee, but shall not be less than the par value of our common stock on the date the option is granted.

         The per share purchase price of shares issuable upon exercise of a Plan option may be adjusted in the event of certain changes in our capitalization, but no such adjustment shall change the total purchase price payable upon the exercise in full of options granted under the Plan.

MANNER OF EXERCISE
------------------

         Plan options are exercisable by delivery of written notice to us stating the number of shares with respect to which the option is being exercised, together with full payment of the purchase price therefor. Payment shall be in cash, checks, certified or bank cashier's checks, promissory notes secured by the shares issued through exercise of the related options, shares of common stock or in such other form or combination of forms which shall be acceptable to the Board of Directors or the Committee, provided that any loan or guarantee by us of the purchase price may only be made upon resolution of the Board or Committee that such loan or guarantee is reasonably expected to benefit us, and further provided that any such loan or guarantee is permitted under applicable law.

OPTION PERIOD
-------------

         All incentive stock options shall expire on or before the tenth anniversary of the date the option is granted except as limited above. However, in the case of incentive stock options granted to an eligible employee owning more than 10% of the common stock, these options will expire no later than five years after the date of the grant. Non-qualified options shall expire ten years and one day from the date of grant unless otherwise provided under the terms of the option grant.

TERMINATION
-----------

         All Plan options which are Incentive Stock Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee, except as provided by the board of the Committee. If an optionee shall die (a) while our employee or (b) within three months after termination of employment by us because of disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators. Options are also subject to termination by the Committee or the Board under certain conditions.

         In the event of termination of employment because of death while an employee, or because of disability, the optionee's options may be exercised not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier.

         If an optionee's employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier.

         If an optionee's employment shall terminate for any reason other than death or disability, optionee may exercise the options to the same extent that the options were exercisable on the date of termination, for up to three months following such termination, or on or before the expiration date of the options, whichever occurs first. In the event that the optionee was not entitled to exercise the options at the date of termination or if the optionee does not exercise such options (which were then exercisable) within the time specified herein, the options shall terminate.

         If an optionee's employment shall terminate for any reason other than death, disability or retirement, all right to exercise the option shall terminate not later than 90 days following the date of such termination of employment, except as otherwise provided under the Plan.

         Non-qualified options are not subject to the foregoing restrictions unless specified by the Board of Directors or Committee.

MODIFICATION AND TERMINATION OF PLANS
-------------------------------------

         The Board of Directors or Committee may amend, suspend or terminate the Plan at any time. However, no such action may prejudice the rights of any holder of a stock grant or optionee who has prior thereto been granted options under the Plan. Any such termination of the Plan shall not affect the validity of any stock grants or options previously granted thereunder. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on May 6, 2015.

FEDERAL INCOME TAX EFFECTS
--------------------------

         The following discussion applies to the Plan and is based on federal income tax laws and regulations in effect on December 31, 2004. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

         The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         An employee granted an incentive stock option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of common stock received upon exercise of the incentive stock option over the exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an incentive stock option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the incentive option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the incentive option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an incentive stock option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the incentive option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the incentive stock option tax preference described above may not apply (although, where the

Disqualifying Disposition occurs subsequent to the year the incentive stock option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). We are not entitled to a tax deduction upon either exercise of an incentive option or disposition of stock acquired pursuant to such an exercise, except to the extent that the option holder recognized ordinary income in a Disqualifying Disposition.

         If the holder of an incentive stock option pays the exercise price, in full or in part, with shares of previously acquired common stock, the exchange should not affect the incentive stock option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the incentive stock option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the common stock is issued to the employee upon exercise of the incentive option. If an exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

         In respect to the holder of non-qualified options, the option holder does not recognize taxable income on the date of the grant of the non-qualified option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise. However, if the holder of non-qualified options is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1944, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.

         In connection with the issuance of stock grants as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Stock grants received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the stock grant to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the stock grant, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the recipient would be obligated to include in gross income the fair market value of the stock grant received once the conditions to receipt of the stock grant are satisfied.

RESTRICTIONS UNDER SECURITIES LAWS
----------------------------------

         The sale of all shares issued under the Plan must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater stockholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% and greater stockholders may also become subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

                            SELLING SECURITY HOLDERS

         The following selling security holders are affiliates of the Company:

                                                   Number of
                        Name                    Options/Shares
                        ----                    --------------

                  Irwin Horowitz                   5,000,000
                  Gary Schultheis                  2,000,000
                  Herbert Tabin                    2,000,000
                  Robert Sands                       100,000
                  Lonnie Sciambi                     200,000

         In addition, other options or stock grants may be made to affiliates which we are not able to identify at this time. Before any of our affiliates sell any of his or her shares received under the Plan, we will supplement this prospectus with the required information regarding the names of the persons selling, the total number of shares owned by these persons and the number of shares proposed to be sold under this prospectus.

         On January 26, 2005, the Company entered into an Executive Employment agreement with Irwin Horowitz, who became our chief executive officer. Pursuant to this agreement, the Company issued an Option to purchase an aggregate of 50,000,000 shares of common stock of the Company at an exercise price of $0.30 per share, exercisable over an option term of eight years from the date of grant. We are registering at this time that portion of the Option to purchase an aggregate of 5,000,000 shares of the total options granted to Mr. Horowitz. Mr. Horowitz's Option is not included under the Plan.

         In addition, pursuant to Separation and Severance Agreements entered into on January 26, 2005 with Mr. Schultheis and Mr. Tabin, both of whom were former members of management of the Company, options were issued to each of them to purchase up to 10,000,000 shares of common stock of the Company, with such options being granted effective with the adoption of the Plan. The options granted to Messrs. Schultheis and Tabin are included under the Plan. The options are exercisable at a price of $0.30 per share and terminate on January 26, 2013.

         During such time as Messrs. Horowitz, Tabin and Schultheis are deemed affiliates of the Company, as well as any other persons who receive options or stock grants under the Plan and are deemed affiliates, such persons may effect sales of shares of common stock covered hereby not in excess of 1% of our outstanding common stock of the Company in any three-month period.

                              PLAN OF DISTRIBUTION

         The information under this heading includes resales of shares covered by this prospectus by persons who are our "affiliates" as that term in defined under federal securities laws.

         The shares covered by this prospectus may be resold and distributed from time to time by the selling security holders in one or more transactions, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through

Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.

         The selling security holders may sell shares in one or more of the following methods, which may include crosses or block transactions:

         - through the "pink sheets", on the over-the-counter Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges;

         - in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value, subject to rules relating to sales by affiliates; or

         - through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

         Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders who are affiliates of Evolve One and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation. Information as to whether an underwriter(s) who may be selected by the selling security holders, or any other broker-dealer, is acting as principal or agent for the selling security holders, the compensation to be received by underwriters who may be selected by the selling security holders, or any broker-dealer, acting as principal or agent for the selling security holders and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.

         We have advised the selling security holders who are affiliates that, at the time a resale of the shares is made by or on behalf of a selling security holder, a copy of this prospectus should be delivered. In addition, selling security holders who are affiliates may not dispose of that number of shares that exceed 1% of our outstanding common stock in any consecutive three-month period.

         We have also advised the selling security holders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Exchange Act. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with the distribution of that security.

         Sales of securities by us and the selling security holders or even the potential of these sales may have an adverse effect on the market price for shares of our common stock.

                            DESCRIPTION OF SECURITIES

GENERAL
-------

         The following description of our capital stock and provisions of our Certificate of Incorporation is a summary thereof and is qualified by reference to our Certificate of Incorporation, copies of which may be obtained upon request. Our authorized capital consists of 1,000,000,000 shares of common stock, par value $.00001 per share, of which 29,182,432 shares were issued and outstanding as of May 31, 2005. We are authorized to issue 10,000,000 shares of preferred stock, of which no shares are issued or outstanding.

COMMON STOCK
------------

         Holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the board of directors out of funds, legally available therefor. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided pro rata on a per share basis among the holders of our common stock.

         Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws require that only a majority of our issued and outstanding shares need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights and is not redeemable by us.

PREFERRED STOCK
---------------

         Our articles of incorporation authorizes our board of directors to create and issue series of preferred stock from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as permitted under Delaware law.

TRANSFER AGENT AND REGISTRAR
----------------------------

         The transfer agent and registrar for our common stock is Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716; telephone (732) 872-2727.

                                  LEGAL MATTERS

         The validity of the securities offered under the options described in this registration statement will be passed upon for us by Schneider Weinberger & Beilly LLP, 2200 N.W. Corporate Boulevard, Suite 210, Boca Raton, Florida 33431-7307. The firm owns 5,000 shares of common stock of the Company.

                                     EXPERTS

         The consolidated financial statements of Evolve One, Inc. as of December 31, 2004, and for the years ended December 31, 2004 and 2003 appearing in our Annual Report on Form 10-KSB for the year ended December 31, 2004, have been audited by Goldstein Lewin & Co., Certified Public Accountants, as set forth in their report thereon and are incorporated by reference in reliance upon the authority of such firm as experts in auditing and accounting.

                                 INDEMNIFICATION

         Section 145 of the General Corporation Law of Delaware, under which we are incorporated, empowers a corporation to indemnify any person who was, or is, a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, eh or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Our certificate of incorporation require us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
------------------------------------------------

         The documents listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

         -  Form 10-QSB Quarterly Report filed on June 7, 2005;

         -  Form 8-K Current Report filed on May 2, 2005;

         -  Form 8-K Current Report filed on April 15, 2005;

         -  Form 8-K Current Report filed on April 11, 2005; and

         -  Annual Report on Form 10-KSB filed on March 31, 2005.

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Evolve One, Inc., 1000 Clint Moore Road, Suite 101, Boca Raton, Florida 33487.

ITEM 4.  DESCRIPTION OF SECURITIES
----------------------------------

         A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
-----------------------------------------------

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
--------------------------------------------------

         Section 145 of the General Corporation Law of Delaware, under which we are incorporated, empowers a corporation to indemnify any person who was, or is, a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, eh or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Our certificate of incorporation require us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
--------------------------------------------

         Persons eligible to receive grants under the Plan will have an existing relationship with us and will have access to comprehensive information about us to enable them to make an informed investment decision. The recipient must express an investment intent and, in the absence of registration under the Act, consent to the imprinting of a legend on the securities restricting their transferability except in compliance with applicable securities laws.

ITEM 8.  EXHIBITS
-----------------

         5.1      Opinion of Schneider Weinberger & Beilly LLP*
         23.1     Consent of Registered Independent Public Accounting Firm*
         23.2     Consent of Schneider Weinberger & Beilly LLP (included in
                  Exhibit 5.1)*
         99.1     Evolve One, Inc. 2005 Equity Compensation Plan*
         99.2     Option issued to Irwin J. Horowitz*
         _________________
         * Filed herewith.

ITEM 9.  UNDERTAKINGS
---------------------

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on June 16, 2005.


                                    EVOLVE ONE, INC.


                                    By: /s/ Irwin Horowitz
                                        ------------------
                                        Irwin Horowitz, Chief Executive Officer,
                                        President and Principal Executive,
                                        Financial and Accounting Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                         Title                           Date
    ---------                         -----                           ----


/s/ Irwin Horowitz      Chief Executive Officer and President      June 16, 2005
------------------      (Principal Executive, Financial and
Irwin Horowitz          Accounting Officer)


/s/ Robert Sands        Director                                   June 16, 2005
------------------
Robert Sands


/s/ Lonnie Sciambi      Director                                   June 16, 2005
------------------
Lonnie Sciambi